UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 18, 2005

MULTI-FINELINE ELECTRONIX, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-50812	95-3947402
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3140 East Coronado Street

Anaheim, CA 92806

(Address of Principal Executive Offices) (Zip Code)

(714) 238-1488

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03(a) Amendments to Articles of Incorporation or Bylaws

On May 18, 2005, the Board of Directors of Multi-Fineline Electronix, Inc. approved an amendment and restatement of the company’s bylaws, clarifying that, in addition to the Board, the Chief Executive Officer or President of the company may appoint one or more Vice Presidents of the company. Under the bylaws, as amended and restated, Vice Presidents appointed by the Board shall be officers of the company and shall have such duties as are specified in the bylaws or are assigned to such individuals by the Board from time to time, and Vice Presidents appointed by the Chief Executive Officer or President shall have such duties as are prescribed by the Chief Executive Officer or President but shall not be officers of the company. A copy of the Amended and Restated Bylaws is attached hereto as Exhibit 3.4.

Item 9.01. Financial Statements and Exhibits

(c) Exhibits

3.4	Amended and restated bylaws of the company

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 24, 2005	Multi-Fineline Electronix, Inc., a Delaware corporation

	By:	/s/ Philip A. Harding
Philip A. Harding
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

3.4	Amended and restated bylaws of the company